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                                                                    EXHIBIT 23.6

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Harken Energy Company on Form S-4 of our report dated April 12, 1994 appearing in the Annual Report on Form 10-K of Search Exploration, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE, LLP


Dallas, Texas

April 10, 1995